Exhibit 10.1

FIFTH AMENDMENT TO THE JANUS 401(K), PROFIT SHARING

AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k), Profit Sharing and Employee Stock Ownership Plan, as amended and restated effective January 1, 2009 (the “Plan”), is hereby amended as follows:

1.                                       Effective as of July 1, 2011, the Plan is hereby renamed the Janus 401(k) and Employee Stock Ownership Plan, and a new sentence is hereby added to the end of the last paragraph of the Background section of the Plan to read as follows:

The Plan was amended as of July 1, 2011 to change its name to the Janus 401(k) and Employee Stock Ownership Plan.

2.                                       Effective as of July 1, 2011, Section 1.55 hereby is amended in its entirety to read as follows:

1.55      “Plan,” “Plan and Trust” and “Trust” mean the Janus 401(k) and Employee Stock Ownership Plan (formerly know as the  Janus 401(k), Profit Sharing and Employee Stock Ownership Plan). The Plan identification number is 001. Pursuant to Code Section 401(a)(27), the Plan is designated a profit sharing plan and pursuant to Code Section 401(a)(23) is designated a stock bonus plan. Furthermore, the Plan includes provisions within the meaning of Code Sections 401(k) and 401(m).

3.                                       Effective as of July 1, 2011, the Plan is hereby amended to replace the terms “Profit Sharing Account” and “Profit-Sharing Non-Elective Account” in each place stated with the term “Employer Contribution Account.”

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 19th day of July, 2011.

Janus Capital Group Inc.

	By:	/s/ Gregory A. Frost
Gregory A. Frost
Executive Vice President,
Chief Financial Officer and Treasurer

ATTEST: